Exhibit 4.36

Execution Version

SEVENTH AMENDMENT, CONSENT AND WAIVER TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

SEVENTH AMENDMENT, CONSENT AND WAIVER TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April [    ], 2011 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers have requested, among other things, that the Lenders (a) consent to the formation of new subsidiaries (collectively, the “Excluded Subsidiaries”) and Investments therein, in each case in connection with the transactions described in greater detail on Schedule A hereto, (b) consent to the Borrowers making a payment in respect of the Brinkhaus Subordinated Debt, (c) waive certain Events of Default arising as a result of the Borrowers’ failure to comply with the requirements of Section 10.2.16 of the Credit Agreement, and (d) amend certain provisions of the Credit Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, the Lenders have agreed, on the terms and conditions set forth herein, to consent to the formation of the Excluded Subsidiaries and the related Investments therein, in each case subject to the terms and conditions set forth herein; and

WHEREAS, the Lenders have agreed, on the terms and conditions set forth herein, to consent to the Borrowers making a payment in respect of the Brinkhaus Subordinated Debt; and

WHEREAS, the Lenders have agreed, on the terms and conditions set forth herein, to waive the Specified Defaults (as defined below); and

WHEREAS, the Borrowers, the Lenders, and the Agents have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) By adding the following new definitions thereto in appropriate alphabetical order:

“Excluded Subsidiaries - as defined in the Seventh Amendment. For purposes of this Agreement, the Excluded Subsidiaries shall be deemed Affiliates of the Loan Parties.

Seventh Amendment - that certain Seventh Amendment, Consent and Waiver to Amended and Restated Revolving Credit and Security Agreement dated as of April [    ], 2011, by and among , the Borrowers, the Guarantors, the Required Lenders, the Administrative Agent and the Canadian Agent.”

(b) By deleting the definition of “Subsidiary” in its entirety therefrom and substituting the following new definition in its stead:

“Subsidiary - of a Person means a corporation, partnership, joint venture, limited or unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to any Subsidiary or Subsidiaries of any Borrower. None of the Excluded Subsidiaries shall be a “Subsidiary” for purposes hereof.”

§2. Amendment to Section 10.2.6 of the Credit Agreement. Section 10.2.6(e) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following text:

“(e) The Borrowers shall be permitted to (i) pay to any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA, an aggregate amount not to exceed $250,000 in any Fiscal Year (or such greater amount to the extent consented to in writing by the Administrative Agent in its sole discretion) for expenses incurred by any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA on behalf of the Chairman of the Canadian Borrower in connection with carrying out his duties as Chairman of the Canadian Borrower in the ordinary course of business and (ii) (x) pay Regaluxe S.r.L. a fee of not more than 3.5% of the total price of the goods sold to Regaluxe S.r.L. in the form of a discount (which fee shall be payable to cover import duties and the carrying costs of value-added taxes financing) and (y) reimburse Regaluxe S.r.L. for other reasonable costs and expenses incurred by Regaluxe S.r.L. in connection with the importation by Regaluxe S.r.L. of goods of the Canadian Borrower and the subsequent sale of such goods by Regaluxe S.r.L. to certain Italian jewellery stores (so long as, to the extent requested by the Administrative Agent, the Administrative Agent is provided with satisfactory documentation supporting such fees, costs and expenses), provided that in each case, no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom.”

§3. Consents under the Credit Agreement.

(a) Consent Regarding Excluded Subsidiaries. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders hereby consent to (a) the formation of the Excluded Subsidiaries, (b) Investments by the Borrowers in the Excluded Subsidiaries not to exceed $300,000 in the aggregate outstanding at any time, and (c) the grant by the Canadian Borrower to the Excluded Subsidiaries of the exclusive right to use the trademarks identified on Schedule B annexed hereto (the “Birks Marks”) in Hong Kong, People’s Republic of China and/or Macau (collectively, the “Territory”) and the making available by the Canadian Borrower to the Excluded Subsidiaries of the Canadian Borrower’s know-how, confidential or proprietary information and similar Intellectual Property related to the business of the Canadian Borrower solely for use in the Territory.

(b) Consent Regarding Brinkhaus Subordinated Debt Payment. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders hereby consent to Borrowers making a one-time principal payment on the date hereof in respect of the Brinkhaus Subordinated Debt in an amount equal to Cdn. $1,700,000 so long as (i) no Default or Event of Default exists at the time of the making of such payment or would (after taking into consideration the payment to be made) result therefrom and (ii) the Agents shall have received evidence satisfactory to the Agents that (A) the Aggregate Excess Availability (calculated on a pro forma basis after taking into consideration the payment to be made) shall be not less than $12,000,000 and (B) upon the making of such payment, the Brinkhaus Subordinated Debt shall be satisfied in full and any guarantees and Liens in support of the Brinkhaus Subordinated Debt shall have been terminated and released.

§4. Waiver under Credit Agreement.

(a) The Borrowers have informed the Agents and the Lenders that the Borrowers have committed to close the retail locations identified on Schedule C attached hereto (collectively, the “Retail Locations”) in 2011 and, accordingly, such commitment to close the Retail Locations constitutes an Event of Default under Section 11.1(c) of the Credit Agreement as a result of the breach of Section 10.2.16 of the Credit Agreement and an Event of Default under Section 11.1(m) of the Credit Agreement as a result of the corresponding events of default arising under the Term Loan Documents (collectively, the “Specified Defaults”). The Borrowers have requested that the Agents and the Required Lenders (i) consent to the closing of the Retail Locations, notwithstanding the limitations on the number of retail locations that may be closed in any calendar year under Section 10.2.16 of the Credit Agreement, and (ii) waive the Specified Defaults.

(b) Subject to the satisfaction of the conditions precedent described in Section 6 below, the Agents and the Required Lenders hereby (i) consent to the closing of the Retail Locations, notwithstanding the limitations on the number of retail locations that may be closed in any calendar year under Section 10.2.16 of the Credit Agreement, and (ii) waive the Specified Defaults. The waiver provided herein is a limited waiver and the execution and delivery of this Amendment does not (i) constitute a waiver by the Agents or any Lender of any other term or condition under the Credit Agreement or any other Loan Documents, including, without limitation, any right, power, or remedy of Agents or any Lender under any of the Loan Documents (all such rights, powers and remedies being expressly reserved), (ii) establish a custom or a course of dealing or conduct among the Agents, any Lender or any member of the Loan Parties, or (iii) prejudice any rights which the Agents or any Lender now has or may have in the future under or in connection with the Loan Documents.

§5. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§6. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect.

(b) All amounts due or outstanding with respect to the Brinkhaus Subordinated Debt shall have been (or shall simultaneously be) paid in full, any commitments thereunder terminated and any and all guarantees and Liens in support thereof discharged and released, and the Administrative Agent shall have received satisfactory evidence thereof.

(c) The Administrative Agent shall have received a duly executed Sixth Amendment, Consent and Waiver to Term Loan and Security Agreement (“Sixth Term Loan Amendment”) in the form of Exhibit A attached hereto.

(d) The Administrative Agent shall have received a duly executed consent to this Amendment from the Term Loan Agent under the terms of the Intercreditor Agreement (to the extent deemed necessary by the Administrative Agent).

(e) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Morgan, Lewis & Bockius, LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(f) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(g) No Default or Event of Default shall have occurred and be continuing.

§7. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian

Agent, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§8. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.

EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name: Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Senior VP & CFO

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. - OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
	Name:	Michael Rabinovitch
	Title:	Vice President

By:	/s/ Marco Pasteris
	Name:	Marco Pasteris
	Title:	Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
	Name:	Mark D. Twomey
	Title:	Senior Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
	Name:	Mark D. Twomey
	Title:	Senior Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
	Name:	Connie Liu
	Title:	Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Frank O’Connor
	Name:	Frank O’Connor
	Title:	SVP

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
	Name:	Mark D. Twomey
	Title:	Senior Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
	Name:	Connie Liu
	Title:	Vice President

Signature Page to Seventh Amendment, Consent and Waiver to Amended and Restated

Revolving Credit and Security Agreement

SCHEDULE A

Description of Investment

The Canadian Borrower, alone or together with third party investors, will establish a holding company in Hong Kong (“HK Holdco”) that will hold a contractual right to develop the Birks trademark in the People’s Republic of China (“PRC”), Hong Kong and/or Macau (collectively, the “Territory”).

HK Holdco will establish one or more subsidiaries (as needed) registered in the Territory to conduct all of its proposed business activities in the Territory.

SCHEDULE B

The Canadian Borrower is in the process of filing or will file trademark or word mark applications in relation to the following trademarks in the Territory:

1. Birks

2. Birks & lion design

3. The Amorique Diamond

4. Caresse

5. Other trademarks or word marks related to the Canadian Borrower to be used in the Territory that may be necessary or useful in connection with the activities of the Canadian Borrower and/or the Excluded Subsidiaries in the Territory.

SCHEDULE C

Store #	Store Name	Street Address	City	Zip
8372	Scarborough Town Centre	300 Borough Drive, Unit 280	Scarborough, ON	M1P 4P5
4121	PGA Commons	4510 PGA Blvd.	Palm Beach Gardens, FL	33418
4120	Treasure Coast Square	3478 NW Federal Highway	Jensen Beach, FL	34957
4129	Seminole Towne Center	141 Towne Center Circle, F-1	Sanford, FL	32771
4149	Bell Tower Shops	13499 S. Cleveland Ave., Suite #165	Ft. Myers, FL	33907

EXHIBIT A

Sixth Term Loan Amendment

Please see attached.